UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 13, 2018, HC-200 Blossom Street, LLC ("HC-200"), a wholly owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into the Fourth Amendment to Amended and Restated Lease Agreement (the “Fourth Amendment”) to the Lease Agreement between Bay Area Hospital Property Company, LLC (the "Original Landlord") and Bay Area Regional Medical Center, LLC, ("Bay Area"), dated May 7, 2013 (as assigned from Original Landlord to HC-200 pursuant to a certain Assignment and Assumption of Leases dated July 11, 2014 and also amended, the "Lease"). The Lease was an immaterial agreement at the time of execution. The Lease comprised 20.9% of the Company's contractual rental revenue for the year ended December 31, 2017. The guarantor of the Lease is Manfred Co., L.C. (the "Guarantor").
Several immaterial amendments to the Lease have been executed since 2013.  In August 2017, HC-200 entered into the Third Amendment to Amended and Restated Lease Agreement (the “Third Amendment”) with Bay Area, which deferred a portion of the then-scheduled monthly base rent for the period from July 2017 through January 2018 and deferred collection of other receivables (collectively, “Original Deferred Rent”) that were payable under the Third Amendment payment plan (the “Original Plan”), which was due to commence in July 2018.  The Fourth Amendment was executed on April 13, 2018, and defers a portion of the current scheduled monthly base rent (“Current Deferred Rent”) for the period from March 2018 through August 2018 and outlines the repayment terms for advances of real estate tax and insurance payments (collectively, the “Protective Advances”) made by HC-200 on behalf of Bay Area. The Current Deferred Rent plus the Original Deferred Rent are incorporated into the Fourth Amendment Supplemental Rent Payment Plan (the “Supplemental Plan”).  Repayments of the Current Deferred Rent and Original Deferred Rent under the Supplemental Plan will commence on September 1, 2018, spread evenly over a 36-month period, and the repayment of the Protective Advances will be spread evenly over a six-month period.  Any rent amounts deferred or advanced under the Supplemental Plan will accrue interest at 8% per annum.  The Fourth Amendment requires Bay Area and the Guarantor to provide cross-pledges of new and existing collateral to further secure the Supplemental Plan and Protective Advances.
 The aforementioned Lease accommodations were the result of Bay Area’s operations and cash flow continuing to be negatively impacted by general economic softness in the Houston, Texas market, generally tied to energy sector performance, as well as Bay Area’s and industry specific challenges related to payor mix, such as managed care contracts, case mix, operating efficiency and revenue cycle management.  With the assistance of third party advisors, Bay Area has implemented a comprehensive turnaround plan focused on revenue enhancement and cost savings initiatives, and is currently evaluating strategic alternatives, which may or may not result in finding a buyer, partner, affiliation or other result.  In the event Bay Area does not find a viable strategic alternative, HC-200 may have to provide additional Lease accommodations or pursue its rights and remedies under the Lease and other related documents.
The material terms of the Fourth Amendment discussed above are not complete and are qualified in their entirety by the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 8.01    Other Events.
The information reported in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Lease Agreement, dated April 13, 2018, by and between HC-200 BLOSSOM STREET, LLC and BAY AREA REGIONAL MEDICAL CENTER, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: April 19, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer